UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2005

GALAXY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 730, Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 293-2300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Galaxy Energy Corporation (“Galaxy”) is filing a Market Value Appraisal of Oil and Gas Properties as of November 30, 2004 report, prepared by Gustavson Associates on February 18, 2005 (the “Report”), pursuant to Rule 101(e) of Regulation FD. The Report contains estimates of the “market value” of Galaxy’s properties. Galaxy is providing these results to provide additional insight into the future potential of Galaxy’s interests in certain coalbed methane properties in the northeastern Powder River Basin, in both Wyoming and Montana, and interests in certain oil and gas leases held by Galaxy in East Texas. The estimates of “market value” contained in the Report do not meet the definition of “proved oil and gas reserves” set forth in Rule 4-10(a)(2) of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”). Galaxy advises readers that the SEC’s disclosure guidelines strictly prohibit information of this type in documents filed with the SEC. In accordance with SEC guidelines, only proved oil and gas reserves can be included in documents filed with the SEC. Readers are cautioned that the market value estimates assigned to Galaxy’s properties are not indicative of the value of any proved oil and gas reserves on Galaxy’s properties and, as of the date of this report, Galaxy has not determined whether any of its properties contain proved oil and gas reserves as defined in Regulation S-X.

The Appendices to the Report have been omitted, but may be obtained from Galaxy upon request.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
99.1	Market Value Appraisal of Oil and Gas Properties as of November 30, 2004 report, prepared by Gustavson Associates on February 18, 2005
99.2	Press release dated May 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION

May 6, 2005	By:	/s/ MARC E. BRUNER

Marc E. Bruner, President